American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE

January 28, 2010 – 5:00p.m.(EST)

American Electric Technologies Provides Shareholder Update

Letter from the President and CEO Describes Company Goals and Progress

HOUSTON, January 28, 2010— American Electric Technologies, Inc. (NASDAQ: AETI), the premium supplier of custom-designed power delivery solutions for the traditional and renewable energy industries, released the following letter to its shareholders:

January 28, 2010

Dear American Electric Technologies Shareholders:

My name is Charles Dauber and on September 21, 2009, I became AETI’s new President and CEO. Please allow me the opportunity to share my background, and outline for you the steps AETI is taking to increase shareholder value by investing in exciting growth markets, and by improving profitability in its core business areas.

Some of you may be aware that I literally grew up with this business. During my teens and early 20’s, I worked as an electrician’s helper on several electrical construction projects. Later, I served on the board of directors of M&I Electric from 1999-2003. I earned a BBA degree from the University of Texas with emphasis in Electrical Engineering and Marketing.

Nonetheless, I never expected to join the management team at AETI, choosing instead to move to the Silicon Valley after college and pursue a career in the high-tech/IT industry. I have 18 years of experience in the semi-conductor, networking, and network security industries, including serving as President and CEO of two venture-backed start-ups and as Vice President at Blue Coat Systems, (NASDAQ: BCSI) a network security and network management company with annual sales exceeding $200 million. I have returned to AETI with a mandate from the board of directors to chart a new course for our future, one that understands and takes full advantage of the core competencies, relationships and accomplishments of the past.

As many of you have read in press releases and our public filings, my father Art Dauber has taken on a new role at AETI as Non-Executive Chairman of the Board of Directors. The company wishes to express its sincerest gratitude to him for 25 years of successful leadership. In his new role, he will continue to pursue international growth and additional strategic and business development opportunities; I know I can count on his continued help and guidance.

As management described in its most recent shareholder letter, AETI’s traditional oil and gas, marine and construction businesses here in the United States faced a challenging market environment that continued throughout 2009. We expect only modest improvement, if any, in these segments during 2010.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Your company is mounting a vigorous response to these circumstances. We have created and have begun to execute on a multi-pronged strategy – To maintain market share and improve profitability in the United States in our traditional businesses; to open up growth markets by developing international joint ventures in China, Singapore, Indonesia and Brazil; and to invest our considerable expertise and reputation in becoming a significant factor in what we believe will be the big growth market of the future – renewable energy.

Maximize market share in traditional business.

We continue to be very active in oil & gas and marine markets, both domestically and internationally. During the first three quarters of 2009, we shipped power distribution and power conversion systems to multiple drilling contractors in North America; to a major drilling company in Japan; and we have shipped marine switchgear to a large oil tanker customer.

We maintained our sales and marketing investments in our traditional markets and attended the International Workboat Conference in New Orleans in December. The company is investing in the Gulf Coast industrial services business with new management leadership, new equipment and enhanced marketing and sales efforts. We have also re-invigorated our offshore services group, which provides offshore services to marine and offshore drilling and production operators.

Grow faster in key international markets via joint ventures.

A bright spot in the global economy is the fact that several international markets are still experiencing rapid growth. AETI is well positioned in those markets including China, Singapore, and Indonesia and soon in Brazil. In China, revenues from our traditional drilling business have declined compared with 2008, while new markets are now opening for us, including renewable energy – a market that will provide an important growth opportunity for the company. We look forward to progressing the AETI Alliance in Brazil in 2010, and gaining additional traction in Indonesia and Singapore where we will provide key systems and services in these fast-growing markets for many years to come.

Continue to deliver positive cash flow and operating results.

The company has successfully lowered costs via materials purchasing and productivity improvements to enable more flexible and aggressive pricing. Despite the difficulties of the past 12 months, management is proud to report these measures were successful and enabled AETI to increase cash by more than $1 million, and reduce long-term debt by $2 million over the period. We are cautiously optimistic about 2010, however, by reducing the company’s break-even point, AETI is in a position to better manage what remains an uncertain revenue environment.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Establish AETI as an important player in renewable energy, by leveraging the company’s technology, relationships and reputation.

We are excited about the progress AETI made during 2009 in wind energy and solar power, and we are excited about the very early stages of a major new initiative that we expect may produce big results for the company. We have a solid core of experienced engineers who have been utilizing AETI’s existing technology as a foundation for creating, what we believe will be, a new generation renewable energy products. The company has also invested in recruiting key management – John Skibinski and Bob Thomson, who both have years of product and services experience in the wind energy industry. We announced our entry into the solar power market on October 25 in Anaheim, Calif. at the Solar Electric Power Association’s annual Solar Power International Conference and Expo, and the reception we experienced was truly fantastic. We will be exhibiting at the Renewable Energy World Conference in February in Austin, Texas.

One of my priorities as CEO is to increase shareholder communication. We are committed to helping you better understand who we are, what we do, and the value we deliver to our customers. As a first step, we recently launched a new version of the AETI Web site (www.aeti.com) that better describes the depth and breadth of our offerings and the market segments in which we participate. Management recently completed a new investor presentation posted on the Web site at (www.aeti.com) that we will continue to update and refine. The presentation describes our growth strategies and considerations for investing in AETI. In addition, we will continue to host quarterly earnings calls that we initiated in 2009. If you would like to be notified for upcoming conference calls, please sign up at investorrelations@aeti.com. We have a loyal, world-class team at AETI, which is working very hard for you. On behalf of the AETI team, I wish to express appreciation for your support as we look forward to an exciting and rewarding future for our company.

Sincerely,

Charles M. Dauber
President and CEO
American Electric Technologies, Inc.

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Investor Contact:	Media Contact:
John H. Untereker	Lena Clark
AETI’s Sr. Vice President & CFO	Ward Creative Communications
. juntereker@aeti.com	lclark@wardcc.com
713-644-8182	713-869-0707

American Electric Technologies, Inc. (NASDAQ:AETI) is the premium supplier of custom-designed power delivery solutions to the traditional and renewable energy industries. AETI

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China, Singapore and Jakarta, Indonesia. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning our anticipated future revenue, profits, plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenue, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 26, 2009. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.